Ex 10.2A

ADDENDUM TO THE BRAND AMBASSADOR AGREEMENT BETWEEN MIAMI
BREEZE CARE CAR, INC AND RN CONSULTING GmbH, HEREIN “THE
PARTIES”DATED APRIL 28, 2021.

Paragraph 12 of the Agreement is hereby amended and shall henceforth state as follows:

12.       Term

The initial term is this Agreement shall be twenty-four (24) months from the date of execution and shall automatically renew for another twenty-four (24) months.

IN WITNESS WHEREOF, the undersigned have executed this Addendum to the Brand Ambassador Agreement effective this March 20, 2023.

Miami Breeze Car Care, Inc.	RN Consulting GmbH

Wolfgang Ruecker	Martin Reiss
President	Director